                                                                   EXHIBIT 10.14

                                VOTING AGREEMENT

            VOTING AGREEMENT, dated as of July __, 2005 (this "Agreement"), by and between certain existing stockholders of ARTISTdirect, Inc., a Delaware corporation (the "Company"), listed on the signature pages hereto under the heading "Stockholders" (each, a "Stockholder" and, collectively, the "Stockholders"), certain existing stock option holders of the Company listed on the signature pages hereto under the heading "Option Holders" (each an "Option Holder" and, collectively, the "Option Holders") and potential investors of the Company set forth on the signature page hereto under the heading "Investors" (each, an "Investor" and collectively, the "Investors").

            WHEREAS, the Company is contemplating completing a financing transaction whereby the Investors have agreed to purchase up to an aggregate of $30 million worth of 4% convertible subordinated notes to be issued by the Company (together with any notes issued in replacement or exchange thereof in accordance with the terms thereof, the "Notes"), which Notes shall be convertible into shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), in accordance with the terms set forth in the Notes;

            WHEREAS, the Stockholders and the Option Holders hope to benefit from the contemplated financing transaction;

            WHEREAS, the Company will be required to seek stockholder approval to amend its Certificate of Incorporation to increase the number of presently authorized shares of Common Stock to allow for conversion of the Notes into Common Stock in accordance with the terms set forth in the Notes (the "Certificate of Amendment");

            WHEREAS, as a condition to the willingness of the Investors to purchase the Notes and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Investors have required that the Stockholders agree, and in order to induce the Investors to purchase the Notes, the Stockholders have agreed, to enter into this Agreement to vote all shares of Common Stock now owned and which may hereafter be acquired by the Stockholders (the "Shares") in favor of the Certificate of Amendment; and

            WHEREAS, as a condition to the willingness of the Investors to purchase the Notes and to consummate the Transaction, the Investors have also required that the Option Holders agree, and in order to induce the Investors to purchase the Notes, the Option Holders have agreed, to enter into this Agreement requiring them to exercise all outstanding in-the-money stock options held by the Option Holders (the "Option Shares") necessary to ensure that stockholder approval for the Certificate of Amendment is properly obtained.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

             AGREEMENT TO VOTE IN FAVOR OF CERTIFICATE OF AMENDMENT

            SECTION 1.01. Attendance at Stockholder Meeting. Each Stockholder agrees, and to the extent an Option Holder has exercised stock options in accordance with Section 3.01 hereof, such Option Holder also agrees, effective following the closing of the Transaction, to appear, or cause the holder of record (the "Record Holder") of any Shares or Option Shares beneficially owned by it on any applicable record date ("Record Date") to appear, in person or by proxy, for purpose of obtaining a quorum at any annual or special meeting of the Company's stockholders (a "Meeting"), called for the purpose of approving the Certificate of Amendment to increase the authorized shares of Common Stock from 15,000,000 to 60,000,000.

            SECTION 1.02. Voting Agreement. Each Stockholder and Option Holder hereby agrees that at any Meeting, however called, and in any action by written consent of the Company's stockholders, the Stockholders and the Option Holders shall vote, or cause the Record Holder to vote, the Shares and/or the Option Shares (and any other voting interests of the Company directly or indirectly owned beneficially or of record by such Stockholder or Option Holder on the Record Date set for such Meeting), in person or by proxy, in favor of the Certificate of Amendment which shall increase the number of authorized shares of the Company's Common Stock to 60,000,000. The obligations of the Stockholders and the Option Holders under this Section 1.02 shall terminate upon the earlier of (i) the date when the Company has obtained stockholder approval for the Certificate of Amendment to increase the number of authorized shares of Common Stock presently set forth in the Company's Certificate of Incorporation or (ii) March 31, 2006.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE

                       STOCKHOLDERS AND THE OPTION HOLDERS

            Each Stockholder and Option Holder hereby represents and warrants to the Investors as follows:

            SECTION 2.01. Authority Relative to This Agreement. Such Stockholder or Option Holder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder or Option Holder and constitutes a legal, valid and binding obligation of such Stockholder or Option Holder, enforceable against such Stockholder or Option Holder in accordance with its terms.

            SECTION 2.02. Title to the Shares and Option Shares. As of the date hereof, each Stockholder is the beneficial owner of the number of shares of Common Shares set forth opposite such Stockholder's name on Appendix A attached hereto, such Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever, and such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares owned by such Stockholder. As of the date hereof, each Option Holder is the holder of options to purchase that number of shares of Common Stock set forth opposite such Option Holder's name on Appendix A attached hereto, if and when the options are exercised and such underlying shares are validly issued to the Option Holder, the Option Shares will be owned fee and clear of all security interests, claims, pledges, options, rights of first refusal, agreements, limitations on such Option Holder's voting rights, charges and other encumbrances of any nature whatsoever, and such Option Holder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Option Shares owned by such Option Holder.

                                   ARTICLE III

                          OBLIGATION OF OPTION HOLDERS

            SECTION 3.01. Agreement to Exercise. To the extent the Company deems necessary and at the Company's direction, each Option Holder agrees to exercise, at his or her sole expense, all "in-the-money" stock options set forth on Annex A attached hereto which are required to be exercised to ensure that the Company obtains stockholder approval for the Certificate of Amendment. The calculation as to whether a stock option is "in-the-money" shall be based on the fair market value of the Company's Common Stock, as reported by the Over-the-Counter Bulletin Board, on a date that is at least five (5) trading days prior to the Record Date set forth in the definitive proxy statement on Schedule 14A (or definitive information statement on Schedule 14C, as applicable) distributed by the Company for the purpose of soliciting stockholder approval for the Certificate of Amendment.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.01. Further Assurances. Each Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

            SECTION 4.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            SECTION 4.03. Entire Agreement. This Agreement constitutes the entire agreement between the Investors, the Stockholders and the Company (other than the Securities Purchase Agreement) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Investors, the Stockholders and the Company with respect to the subject matter hereof.

            SECTION 4.04. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

            SECTION 4.06. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York.

            SECTION 4.07. Successors. This Agreement shall be binding upon the parties' respective successors, heirs and assigns.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties have duly executed this Agreement.

                                        STOCKHOLDERS:

Dated: July __, 2005                    UNIVERSAL MUSIC GROUP, INC.

                                        By: /s/ [Illegible]
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SONY BMG MUSIC ENTERTAINMENT

                                        By: /s/ Frank Crimmins
                                            ------------------------------------
                                            Name: Frank Crimmins
                                            Title: Senior Vice President Finance

                                        CCM MASTER QUALIFIED FUND, LTD.

                                        By: /s/ Clint D. Coghill
                                            ------------------------------------
                                            Name: Clint D. Coghill
                                            Title: Director

                                        /s/ Donald P. Muller
                                        ----------------------------------------
                                        DONALD P. MULLER
                                              Title:

                                          WNT07 HOLDINGS, LLC

                                          By: /s/ Teymour Boutros-Ghali
                                              ----------------------------------
                                              Name: Teymour Boutros-Ghali
                                              Title: Managing Member

                                          /s/ Amaya Ariztoy
                                          --------------------------------------
                                          CLAXSON INTERACTIVE GROUP, INC.
                                                Name: Amaya Ariztoy
                                                Title: Secretary/Officer

                                          /s/ Rick Rubin
                                          --------------------------------------
                                          RICK RUBIN

                                          /s/ Marc P. Geiger
                                          --------------------------------------
                                          MARC P. GEIGER

                                          OPTION HOLDERS:

                                          /s/ Jon Diamond
                                          ----------------------------------
                                          JON DIAMOND

                                          /s/ Robert Weingarten
                                          ----------------------------------
                                          ROBERT WEINGARTEN

                                          INVESTORS:

                                          DKR SOUNDSHORE OASIS HOLDING
                                          FUND LTD.

                                          By: ______________________________
                                              Name:
                                              Title:

                                          CCM MASTER QUALIFIED FUND, LTD.

                                          By: ______________________________
                                               Name:
                                               Title:

                                          __________________________________
                                          RANDY SAAF

                                          __________________________________
                                          OCTAVIO HERRERA

                                   APPENDIX A

               STOCKHOLDER                      SHARES OWNED:
               -----------                      -------------
Universal Music Group                               312,500
Sony BMG Music Entertainment                        312,500
Donald P. Muller c/o Creative Artists Agency        329,177
Rick Rubin c/o Alan S. Halfon & Company             362,022
CCM Master Qualified Fund, Ltd.                     288,165
Marc P. Geiger                                      337,740
WNT07 Holdings, LLC                               1,109,032
Claxson Interactive Group, Inc.                     208,333
Jon Diamond                                         154,180*
Robert Weingarten                                    46,666*

*Consists entirely of stock options to purchase shares of the Company's common stock.